UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

(Date of report)	July 17, 2009
(Date of earliest event reported)	July 16, 2009

ONEOK PARTNERS, L.P.
(Exact name of registrant as specified in its charter)

Delaware	1-12202	93-1120873
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

100 West Fifth Street; Tulsa, OK
(Address of principal executive offices)

74103
(Zip code)

(918) 588-7000
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

[] Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

We announced the following management changes effective July 16, 2009.

James C. Kneale, 58, President and Chief Operating Officer of ONEOK Partners GP, L.L.C. (“ONEOK Partners GP”), the sole general partner of ONEOK Partners, L.P., will retire on January 1, 2010.  Mr. Kneale will continue to serve as President of ONEOK Partners GP until such date.  Mr. Kneale became President and Chief Operating Officer of ONEOK Partners GP in 2008, where he also serves as a director.  Mr. Kneale previously served as Executive Vice President – Finance and Administration and Chief Financial Officer of ONEOK Partners GP from 2006 through 2007.

John W. Gibson, 57, who currently serves as Chairman and Chief Executive Officer of ONEOK Partners GP, will also assume the role of President on Mr. Kneale’s retirement date.  Mr. Gibson joined ONEOK, Inc., ONEOK Partners GP’s parent corporation, in May 2000 from Koch Energy, Inc., a subsidiary of Koch Industries, where he was an Executive Vice President.

Terry K. Spencer, 50, has been named Chief Operating Officer of ONEOK Partners GP.  From 2007 to present, Mr. Spencer served as Executive Vice President – Natural Gas Liquids of ONEOK Partners GP.  Mr. Spencer previously served as President – Natural Gas Liquids for ONEOK Partners GP from April 2006 and served as our Senior Vice President – Natural Gas Liquids from July 2005 to March 2006. From 2003 to 2005, he served as Vice President and General Manager and Vice President of Gas Supply and Project Development for ONEOK, Inc.

Caron A. Lawhorn, 48, has been named Senior Vice President – Corporate Planning and Development of ONEOK Partners GP.  Ms. Lawhorn will continue to act as Senior Vice President and Chief Accounting Officer of ONEOK Partners GP, which offices she has held from 2007 and 2008, respectively, through the present, until such time as Derek Reiners assumes these positions on or about August 10, 2009, as described below.  Prior to her current positions, Ms. Lawhorn served ONEOK as senior vice president of financial services and treasurer from January 2005 to January 2007, vice president and controller from August 2004 to January 2005, vice president of audit and risk control from May 2003 to August 2004, and manager of audit services from September 1998 to May 2003.

Derek S. Reiners, 38, has been named Senior Vice President and Chief Accounting Officer of ONEOK Partners GP and will assume those offices on or about August 10, 2009.  Mr. Reiners is currently a partner of the accounting firm Grant Thornton LLP since 2004, and senior manager and manager of Grant Thornton LLP for the period 2002 – 2004.

All of these officers are eligible to participate in the benefit plans described under the

“Compensation Discussion and Analysis” on pages 28 through 39 of ONEOK, Inc.’s Proxy Statement relating to its 2009 Annual Meeting of Shareholders, as filed with the United States Securities and Exchange Commission on March 27, 2009 (and such descriptions are incorporated herein by this reference).  Mr. Reiners will also receive relocation assistance, including reimbursement for commission and closing costs on the sale of his current residence, for moving expenses and for up to $20,000 for other miscellaneous moving-related expenses.

Each of these officers has also entered into a Termination Agreement with ONEOK, Inc. Under the Termination Agreements, severance payments and benefits are payable if the officer's employment is terminated by ONEOK, Inc. without “just cause” or by the officer for “good reason” at any time within three years of a change in control.  Severance payments and benefits include a lump sum payment equal to a multiple of the officer's annual compensation, which includes annual base salary and the greater of his bonus for the last year preceding a change in control or his target bonus for the year in which the change in control occurs.  Each officer would also be entitled to a prorated portion of his or her targeted short-term incentive compensation and accelerated vesting of retirement and other benefits, as well as continuation of welfare benefits for a certain number of months.

Item 9.01                Financial Statements and Exhibits.

Exhibits

Exhibit Number                                                                Description
99.1	News release of ONEOK, Inc. and of ONEOK Partners, L.P. dated July 16, 2009 announcing officer appointments.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

ONEOK Partners, L.P.

By:	ONEOK Partners GP, L.L.C., its general partner

Date:                      July 17, 2009                                                                                     By: /s/ Curtis L. Dinan
Executive Vice President,
Chief Financial Officer and
Treasurer

EXHIBIT INDEX

Exhibit Number                                                                                     Description

99.1	News release of ONEOK, Inc. and of ONEOK Partners, L.P. dated July 16, 2009 announcing officer appointments.